SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Filed by the registrant [X]

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Check the appropriate box:

[   ] Preliminary proxy statement
[ X ] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6 (e) (2))

                                 OUT-TAKES, INC
        ----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

        ----------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
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    Act Rule 0-11 (a) (2) and identify the filing for which the offsetting
          Fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
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(4) Date filed:

                                                                             1



Out-Takes, Inc.
1933 Rim Rock Canyon
Laguna Beach, California 92651
(949) 497-7159 phone
(949) 494-7219 fax

     January 6, 2004


To:      All stockholders of Out-Takes, Inc.
From:    Lance Hall, President
Subject: Special Meeting of Shareholders

Dear Shareholders:

The majority interest of Los Alamos was recently acquired by me. Hannes Faul, the former managing member of Los Alamos has resigned. On behalf of the company, I have looked into re-opening the now defunct Los Alamos Energy power plant and reorganizing Out Takes. I estimate that the company can generate $30,000 to $40,000 per month from the operations of the plant, but it will take an approximate $150,000 capital infusion that is necessary to put the machinery back in working order and operate the plant.

However, Out Takes is laden with debt, and most of this debt is the debt of Los Alamos Energy, because we have consolidated financial statements with Los Alamos since entering into our August, 1998 acquisition agreement. To complicate matters, I have also recently learned that Sierra Petroleum, the oil and gas operator on the Blair lease, unbeknownst to me, had informed Mr. Faul that it is putting up an LPG plant within the next year, and claims there will be no waste gas available to Los Alamos Energy to process. I am engaged in negotiations with Sierra Pacific to determine what opportunities, if any, exist for Los Alamos to process waste gas after the plant has been constructed. The conclusion that we have come to is that it is in the best interests of the shareholders and the company if Out Takes and Los Alamos mutually rescind their acquisition agreement and Out Takes seeks new acquisition opportunities. This rescission will eliminate approximately $4 million in company debt., The company has yet to locate a suitable reverse merger candidate, but wishes to keep both the option of rescission of the Los Alamos agreement and a new acquisition or taking in Los Alamos as a subsidiary and restructuring its debt, and for either of these options to be viable, a restructure of the company's share capital is necessary.

In order to structure the company to make it amenable either to a new acquisition or to a reorganization of its debt, if the company decides to restructure the Los Alamos debt instead of making a new acquisition, we now intend to implement our long-planned 100-1 reverse split of our share capital.

The board of directors recommends a "yes" vote on the measure.

Sincerely yours,


Lance Hall
----------------------------------
Lance Hall, President                                                        2
Out-Takes, Inc.



SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD
January 17, 2004
at 9:00 a.m. Pacific Standard Time
------------------------------

NOTICE IS HEREBY GIVEN, that the Special Meeting of Shareholders of Out-Takes, Inc., a Delaware corporation ("OUTT"), will be held at the Company's Offices, located at 1933 Rim Rock Canyon Laguna Beach, California, on December 30, 2003, at 9:00 a.m., for the following purposes:

(1) To approve a 100 for 1 reverse split of common shares of Out-Takes,

(2) To approve the authorized common capital shares of the Company to be increased to 100,000,000.

(3) To transact such other business as may properly come before the Special Meting and any adjournment thereof.



The Company has fixed the close of business on September 30, 2003 as the Record Date for the determination of Company shareholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            Lance Hall
                                            -----------------------
                                            Lance Hall, President
                                            Laguna Beach, California
                                            Date: December 17, 2003

TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING IN PERSON HAVE THE RIGHT TO REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON, IF THEY SO DESIRE.

                        ----------------------------------











                                                                             3


                                OUT-TAKES, INC.
                                PROXY STATEMENT

                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JANUARY 17, 2004

I. INTRODUCTION

The Board of Directors of Out-Takes, Inc., a Delaware corporation (the "Company"), is soliciting the accompanying Proxy in connection with its Special Meeting of Shareholders of the Company to be held at 9:00 a.m. on January 17, 2004, and any adjournments thereof.

This Proxy Statement, the Notice of Special Meeting and Proxy Card, are being mailed to shareholders on or about December 18, 2003.

II. OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed the close of business on September 30, 2003, as the record date for the determination of those holders of Common Stock of the Company entitled to receive notice of, and vote at, the Special Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Special Meeting. At the close of business on the record date, there were 20,788,122 shares of the Company's Common Stock issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

A majority of the shares entitled to vote present in person or represented by proxy at the Special Meeting, is required for approval of each of the Company's proposals.



Shares of Common Stock that are represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such common shares will be voted "FOR" approval of each of the four proposals and in the discretion of the proxy holders for any other matter that may properly come before the Special Meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum, and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote a particular matter, then in such instance, the shares covered by such "non-vote" proxy shall be deemed to be present at the meeting for purposes of determining a quorum, but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.
                                                                             4
A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by filing with the Chief Executive Officer of the Company, Mr. Lance Hall, at the address set forth above, a written revocation of such proxy, or by executing and delivering a duly-executed proxy bearing a later date, or by simply voting the common shares covered thereby by separate written ballot to be disseminated at the Special Meeting.

In addition to soliciting proxies by mail, officers, directors and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally, or by telephone, telegram or other forms of communication, including wire facsimile. The Company has not retained a proxy solicitation firm, and instead, will use its own best efforts to solicit as many proxies as practicable in the time available before the Special Meeting.

III. PRINCIPAL SHAREHOLDERS; MANAGEMENT SHARE HOLDINGS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 30, 2003, by: (i) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock of the Company as of the date of this disclosure(1), by (I) each person who is known by the Company to be the ,beneficial owner of more than five percent (5%) of the issued and outstanding shares of common stock, (ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers as a group.

Name and Address                Number of Shares       Percentage Owned
------------------              ----------------       ----------------
Lance Hall                                  0                   0%*
1933 Upper Rim Rock Canyon
Laguna Beach, CA 92651

David Gray                                  0                   0%
25 S. E. 2nd Avenue, Ste. 1240
Miami, FL 33131

Photo Corporation Group Pty Ltd.   15,295,000               73.57%
P.O. Box 415
Chester Hill, N.S.W.
Australia 2162

All Officers and Directors                 0                    0%*
as a Group

---------------------
*No officers and directors hold any stock in the Company. However, the acquisition agreement providing for the acquisition of Los Alamos Energy provides that, in the event the Equity Holders shall desire to do so, they may convert their indebtedness to common stock of the Company representing in the aggregate ninety percent (90%) of the issued and outstanding shares of such common stock as of the date of such conversion. The Acquisition Agreement provides that it is a condition of the conversion that the Company effect a reverse stock split of one (1) share for every one hundred (100) shares issued and outstanding as of such date. LAE contemplates that few, if any, of the persons currently holding promissory notes and/or working interests in its electricity production (collectively, "Interest Holders") will exercise their rights to convert such interests into the equity of LAE, and subsequently to join in the conversion of the Notes into common stock of the Company. Lance Hall is an equity holder in Los Alamos Energy, holding 65% of the equity of that entity, and has the right to convert 65% of the note into common stock of the company, and, thus, be in the position to control the board of directors. In addition, Mr. Hall holds the proxy of Photo Corporation Group Pty Ltd.
                                                                             5
IV. OFFICERS AND DIRECTORS

The following table sets forth information with regard to the officers and directors currently serving the company.



      Name                        Age                     Position
-----------------                 ---              ------------------------
Lance Hall                        45               Chief Executive Officer,
                                                   CFO, Secretary, Director

David Gray                        45               Director



Lance Hall. Lance Hall is presently a self employed consultant, venture capitalist and real estate developer, managing mixed use real estate portfolios, partnerships and syndications, from 1986 to the present time. Since May, 2003, he has been a founding investor and major shareholder of Los Alamos Energy, LLC, since 1995. Since 1999 he has served as consultant and financial advisor to Electric Image, Inc., in Santa Ana, California. From 1987 to the present, he has acted as consultant and financial advisor to International Food Products, a developer and distributor of snack and food products. From 1990 through 1995, Mr. Hall was the President and Chief Executive Officer of American Showcase Homes in Laguna Beach, California, and producer for On-Stage Entertainment, inc. and Legends In Concert, Inc., Law Vegas, Nevada. He hold B.S. in Business (Entrepreneur and New Venture Management) from the University of Southern California, 1980.

David Gray. David Gray has been the president of Bosphorous Partners, LLC, a company which handles futures and options trading and project funding, since 1999. From 1998 through 1999, he acted as the Department Head of International Capital Markets. From 1996 through 1998, he was First Vice President of Investments of Prudential Securities in Vero Beach, Florida. From 1994 through 1996 he acted as First Vice President of Investments of Paine Webber, in Vero Beach, Florida. From 1989 through 1994 he was Vice President of Investments of Prudential Securities in Vero Beach, Florida. From 1986 through 1989, he acted as Vice President of Investments of Shearson Lehman Bros. in Atlanta, Georgia. From 1980 through 1986, he served as Vice President, Commodities of Clayton Brokerage Co., in Atlanta, Georgia. Mr. Gray holds a B.S. Finance from the Southern Illinois University, and an M.S. Business Administration from Stetson University, Deland, Florida.
                                                                             6


V. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND TRANSACTIONS WITH MANAGEMENT, DIRECTORS, AND AFFILIATES

The Company's principal business location is in the private home of our president, Lance Hall, who provides the space on a month-to-month basis at no charge.

There have been no other transactions since the beginning of the fiscal year, or any current transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any of the officers, or directors, or holders of over 5% of the Company's stock have or will have any direct or indirect material interest, except for the fact that the company is indebted to Mr. Hall for the payment of all of its operating costs, which mainly have consisted of legal and accounting fees. The Company does not currently have any policy toward entering into any future transactions with related parties.

VI. EXECUTIVE COMPENSATION

No executive salaries were paid to officers or directors in the last fiscal year, and to date in the present fiscal year.
No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations or additional influx of capital to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

VII. PROPOSAL NUMBER ONE - 100-1 REVERSE SPLIT OF COMMON SHARES OF CAPITAL OF OUT-TAKES, INC.

On August 31, 1998, the Company entered into a Share Purchase Agreement (the "Acquisition Agreement") whereby the Company acquired (the "Acquisition") of

All the issued and outstanding equity interests in Los Alamos Energy, LLC, a California limited liability company ("LAE"). The purchase price to be paid for the equity interests of LAE is Four Million Dollars ($4,000,000), which was paid by Promissory Notes (the "Notes") to the holders of LAE equity (the "Equity Holders") calling for interest of ten percent (10%) per annum.

The Acquisition Agreement provides that, in the event the Equity Holders shall desire to do so, they may convert their indebtedness to common stock of the Company representing in the aggregate ninety percent (90%) of the issued and outstanding shares of such common stock as of the date of such conversion. The Acquisition Agreement provides that it is a condition of the conversion that the Company affects a reverse stock split of one (1) share for every one hundred shares (100) shares issued and outstanding as of such date. LAE contemplates that a significant number of persons currently holding promissory notes and/or working interests in its electricity production (collectively, "Interest Holders") will exercise their rights to convert such interests into the equity of LAE, and subsequently to join in the conversion of the Notes into common stock of the Company. Presently, management of LAE anticipates that, prior to the conversion of the Notes and after giving effect to the contemplated reverse stock split the Company will issue approximately three million (3,000,000) additional shares of common stock, and that subsequent to completing the conversion, the Equity Holders will own, in the aggregate, approximately two million eight hundred eighty thousand (2,880,000) shares of the Company's common stock, representing ninety percent (90%) of the total amount of common stock estimated to be issued and outstanding as of the date such conversion rights are exercised.
                                                                             7
The indebtedness represented by the Notes is secured by (a) a Security Agreement, granting a first lien and security interest upon all of the assets of the Company; and (b) a pledge of the common stock of the Company held by Photo Corporation Group Pty Limited, an Australian corporation, which is the controlling stockholder of the Company. The stock pledge grants the Holders specific rights under certain circumstances, including the right to receive distributions made by the Company in respect of its common stock and the right to vote the pledged shares, for so long as the Notes are in force.

If the company is able to locate a suitable reverse acquisition candidate, it intends to mutually rescind the acquisition of Los Alamos Energy, and a restructuring of its share capital will be necessary in order to effect the acquisition. If it does not locate a suitable candidate, then the holders of the Los Alamos Notes have agreed to convert the Notes to common stock. Before either of these actions can be taken, Out-Takes must first effectuate a 1-100 reverse split of all of its common stock. This means that for every one hundred shares a shareholder owns in Out-Takes stock, these 100 shares would be converted to 1 share.

Management intended to issue Out Takes common stock after the effective date of the reverse split, in order to discharge the debt owed to Lance Hall and to compensate him for services rendered the company. In addition, it owes its attorney the sum of 165,000 common shares. In the event that the company elects not to rescind the acquisition of Los Alamos, it will issue approximately 3 million shares of common stock to discharge the four million ($4,000,000) in Notes held by Los Alamos note holders, and the Company will also issue such additional shares as may be calculated to discharge the interest which has been accrued on the Note at 10% per annum, and estimated to be approximately $1,200,000. It will also attempt a work out with the Los Alamos and Out Takes creditors to exchange common stock in exchange for the retirement of debt.

After the reverse split, the number of outstanding shares of Out Takes, Inc. will be approximately 207,881 shares.

VIII. PROPOSAL NUMBER TWO - TO INCREASE THE NUMBER OF AUTHORIZED COMMON CAPITAL STOCK OF THE COMPANY TO ONE HUNDRED MILLION (100,000,000).

In order for the Company to issue the shares as contemplated in Proposal Number One, and in order for the Company to issue shares in future, it is necessary for the Company increase its post-reverse split authorized common capital shares to one hundred million (100,000,000) shares.


IX. PROPOSAL NUMBER ONE CALLS FOR THE APPROVAL OF A 1 FOR 100 REVERSE SPLIT OF THE COMMON CAPITAL STOCK OF OUT-TAKES. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER ONE.

X. PROPOSAL NUMBER TWO CALLS FOR APPROVAL OF AUTHORIZED COMMON CAPITAL STOCK OF ONE HUNDRED MILLION (100,000,000) SHARES. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER TWO.
                                                                             8
XI... PROPOSAL NUMBER THREE CALLS FOR THE RATIFICATION OF ALL OF THE ACTIONS TAKEN BY THE BOARD OF DIRECTORS IN THE PAST FISCAL YEAR.

XII. OTHER BUSINESS

No business, other than as set forth herein, is expected to come before the Special Meeting. Should any other matter requiring a vote of the shareholders arise, including any question related to any adjournment of the meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment and in the best interests of the Company and its shareholders.

XIII. SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the Special Meeting of shareholders must be received by the Company by December 23, 2003, in order to be considered at the Special Meeting.

ANNUAL REPORT TO SHAREHOLDERS: FORM 10-KSB

The Company will furnish without charge, to each person whose proxy is being solicited, and to any shareholder of the Company upon written request of any such person, a copy of the Company's Special Report on Form 10-KSB for the year ended March 31, 2003, as filed with the Securities and Exchange Commission, including all financial statements and financial statement schedules thereto. The Company will also furnish to any such person any exhibit included in the list accompanying the Form 10-KSB upon payment, in advance, of reasonable fees related to the Company's furnishing such exhibits. Requests for copies of such report, and/or exhibits, should be directed to Mr. Lance Hall, Chief Executive Officer, at the Company's principal executive office.


BY ORDER OF THE BOARD OF DIRECTORS
Lance Hall
----------------------------------------
Lance Hall, Chief Executive Officer
Laguna Beach, California
December 17, 2003

                                                                             9


PROXY

The undersigned shareholder of Out-Takes, Inc. (The "Company") hereby appoints Lance Hall, as proxy holder of the undersigned to attend the Special general meeting of the Company to be held on December 29, 2003 and any adjournment thereof with authority to act and vote at the meeting for and on behalf of the undersigned and directs the proxy holder to vote the common shares held by the undersigned in respect of the matters indicated below as follows:

PROPOSAL ONE: TO EFFECT ON FOR 100 REVERSE SPLIT

_______   FOR THE SPLIT RECOMMENDED BY THE BOARD OF DIRECTORS

_______   AGAINST THE SPLIT RECOMMENDED BY THE BOARD OF DIRECTORS

_______   ABSTAIN

PROPOSAL TWO: TO INCREASE THE AUTHORIZED COMMON CAPITAL STOCK

_______   FOR THE INCREASE RECOMMENDED BY THE BOARD OF DIRECTORS

_______   AGAINST THE INCREASE RECOMMENDED BY THE BOARD OF DIRECTORS

_______   ABSTAIN


PROPOSAL THREE: TO RATIFY ALL ACTIONS OF THE BOARD OF DIRECTORS FOR THE PAST FISCAL YEAR

_______   FOR THE CHANGE RECOMMENDED BY THE BOARD OF DIRECTORS

_______   AGAINST THE CHANGE RECOMMENDED BY THE BOARD OF DIRECTORS

_______   ABSTAIN


                                                                             10
PLEASE SIGN AND DATE BELOW

INSTRUCTION: Please sign your name exactly as it appears on your stock certificate. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, gives your full title as such. If a corporation, please sign in full corporate name by the duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, AND DATE AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE TODAY. THIS REPLACES AND REVOKES ANY OTHER PROXIES YOU MAY HAVE BEEN PRESENTED. NO POSTAGE IS REQUIRED.

Executed this ____day of _________, 2004.

________________________
________________________
Name of Shareholder

Signature of Shareholder
________________________
________________________
Address (if different from above)
Signature of Shareholder

________________________
________________________
Share Certificate No.
Number of Shares voted

                                                                             11